As filed with the Securities and Exchange Commission on June 5, 2006

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MUELLER WATER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3547095
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

4211 W. Boy Scout Blvd.
Tampa, FL 33607
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Mueller Water Products, Inc. 2006 Stock Incentive Plan
Mueller Water Products, Inc. 2006 Employee Stock Purchase Plan
(Full title of the plan)

Victor P. Patrick, Esq.
Vice President, Secretary
Mueller Water Products, Inc.
4211 W. Boy Scout Blvd.
Tampa, FL 33607
(813) 871-4811
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Vincent Pagano, Jr., Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Series A Common Stock, par value $0.01 per share	12,000,000 shares	$16.50	$198,000,000	$21,186

(1)             The securities to be registered include shares of common stock and options and rights to acquire common stock.

(2)             Covers 8,000,000 shares issuable under the Mueller Water Products, Inc. 2006 Stock Incentive Plan (the “Stock Incentive Plan”) and  4,000,000 shares issuable the Employee Stock Purchase Plan (the “Stock Purchase Plan” and, together with the Stock Incentive Plan, the “Plans”) and, pursuant to Rule 416(a) under the Securities Act of 1933, an indeterminate number of additional shares which may be offered and issued under the Plans to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)             Estimated pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, solely for the purpose of computing the proposed maximum aggregate offering price and the amount of registration fee. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of the Series A common stock as quoted on the New York Stock Exchange on May 30, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part 1 of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Mueller Water Products, Inc. (the “Company”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

(a)                                  The Company’s Prospectus filed pursuant to Rule 424(b) of the Securities Act (Registration No. 333-131536) filed on May 26, 2006 (the “Prospectus”); and

(b)                                 All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(c)                                  The Company’s Registration Statement on Form 8-A (Registration No. 001-32892), filed on May 25, 2006.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of fling of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Not applicable.

Item 6.           Indemnification of Directors and Officers.

Mueller Water Products, Inc. (the “Company”) is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

• any breach of the director’s duty of loyalty to the corporation or its stockholders;

• acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• payments of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

• any transaction from which the director derived an improper personal benefit.

Any repeal or modification of such provisions shall not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Our restated certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law, except for any liability imposed by Section 102(b)(7) as discussed above.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our restated certificate of incorporation or restated bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

Our restated bylaws provide that we must indemnify our former and present directors and officers, and to advance them certain expenses in defending any relevant action, suit or proceeding, to the fullest extent permitted by the laws of the State of Delaware, subject to the limitations as described above. Our bylaws also provide in greater detail our obligations and certain procedures regarding such indemnification and the advancement of expenses. The provision of indemnification and the advancement of expenses to persons under our bylaws does not limit or restrict in any way our power to indemnify or advance expenses to them in any other way permitted by law. Without limitation to the foregoing sentence, our bylaws also authorize us to maintain insurance on behalf of any of our former or present directors and officers against any liability asserted against them or incurred by them in their capacity or status as directors or officers of the Company. For itself and its subsidiaries, including the Company, Walter Industries, Inc. has in place director and officer liability insurance that covers the Company’s officers and directors; and neither the level or type of director and officer insurance coverage nor the premiums associated with that coverage has changed in connection with this offering of Company equity securities.

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

Item 9.           Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall he deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on June 5, 2006.

Mueller Water Products, Inc.

By:	/s/ Gregory E. Hyland

Name: Gregory E. Hyland
Title: President and Chief Executive Officer, Chairman of the Board of Directors

By:	/s/ Jeffery W. Sprick

Name: Jeffery W. Sprick
Title: Chief Financial Officer (principal financial officer and principal accounting officer)

POWER OF ATTORNEY

We, the undersigned directors of Mueller Water Products, Inc., hereby severally constitute and appoint Joseph J. Troy and Victor P. Patrick, and each of them acting alone, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of then, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to he done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 5, 2006.

Signature	Title

/s/ GREGORY E. HYLAND	Director
Gregory E. Hyland

/s/ DONALD N. BOYCE	Director
Donald N. Boyce

/s/ HOWARD L. CLARK	Director
Howard L. Clark

/s/ JERRY W. KOLB	Director
Jerry W. Kolb

/s/ JOSEPH B. LEONARD	Director
Joseph B. Leonard

/s/ MARK J. O’BRIEN	Director
Mark J. O’Brien

/s/ BERNARD G. RETHORE	Director
Bernard G. Rethore

/s/ NEIL A. SPRINGER	Director
Neil A. Springer

/s/ MICHAEL T. TOKARZ	Director
Michael T. Tokarz

EXHIBIT INDEX

Exhibit Number	Document Description
4.1	Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-32892) filed with the SEC on May 30, 2006)

4.2	Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-32892) filed with the SEC on May 30, 2006)

4.3

Mueller Water Products, Inc. 2006 Stock Incentive Plan (incorporated by reference to Exhibit
10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-32892) filed with the SEC on May 30, 2006)

4.4

Mueller Water Products, Inc. 2006 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-32892) filed with the SEC on May 30, 2006)

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included in the signature page to this registration statement)

99.1

Form of Notice of Stock Option Grant under Mueller Water Products, Inc. 2006 Stock
Incentive Plan (incorporated by referenced to Exhibit 99.1 to the Registrant’s Current Report
on Form 8-K (File No. 001-32892) filed with the SEC on May 30, 2006)

99.2

Form of Mueller Water Products, Inc. 2006 Stock Incentive Plan Restricted Stock Unit
Award Agreement (incorporated by referenced to Exhibit 99.2 to the Registrant’s Current
Report on Form 8-K (File No. 001-32892) filed with the SEC on May 30, 2006)